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COLUMBIA CALL GUIDELINES

Hello, I'm trying to reach (shareholder name), is he/she available? My name is ______ and I'm calling on a recorded line regarding your investment in _______ Fund. We sent you a proxy card to register your vote for the shareholder meeting and haven't received it back. Have you received your proxy materials from the Fund?

(IF SHAREHOLDER INDICATES THAT THEY HAVE NOT RECEIVED THEIR PROXY PACKAGE, THEIR INFORMATION WILL BE RECORDED AND A REMAIL REQUESTED. REP WILL ADVISE THE SHAREHOLDER OF THE VARIOUS VOTING METHODS THAT CAN BE USED, AND WILL END THE CALL.)

 Are you familiar with the proposals? May I assist you with any questions? (REP WILL USE THE PROXY STATEMENT Q&A AS NEEDED.)

VOTING SECTION:

If it is convenient for you, I can record your vote over the telephone right now. Is it convenient?

IF NO, THEN:

Do you have a pen and paper handy? I would like to leave you with our toll free number. If you have any questions or would like to quickly vote your shares over the phone, please call Alamo toll free at 1-866-348-1468. Your participation would be greatly appreciated. Thank you for your time. Have a good day/evening.

IF YES, THEN:

There are a number of proposals, and your Board recommends that you vote in favor of all of them. Would you like to vote along with the recommendations of your Board? (IF YES, CONTINUE:) I am recording your ____ vote and will send you a printed confirmation to (address). For verification purposes, may I have the city, state and zip code that we'll be mailing your confirmation to? (FOR CORPORATIONS, NEED TO REVIEW REGISTRATION WITH SHAREHOLDER TO CONFIRM IDENTITY)

Thank you for your time and your vote Mr./Mrs. __________. Have a good _____.

IF NO, THEN:

Would you like to review the proposals and vote separately on each item?

IF YES:

(REP WILL REVIEW EACH PROPOSAL FROM THE PROXY CARD AND USE THE STATEMENT Q&A AS NEEDED)

You may vote "for," "against," or "abstain." The Board recommends a vote "for" each proposal. How would you like to register your vote?

(REP WILL RECORD VOTES)

Your __________ vote has been recorded. I will send you a printed confirmation to (address). For verification purposes, may I have the city, state and zip code that we'll be mailing your confirmation to? (FOR CORPORATIONS, NEED TO REVIEW REGISTRATION WITH SHAREHOLDER TO CONFIRM IDENTITY)


Thank you for your time and your vote Mr./Mrs. __________. Have a good _____.